                                       LEASE

     This Lease is between INTRAM INVESTMENT CORP., an Ohio Corporation (hereinafter referred to as "INTRAM") whose address is 11157 Snider Road, Cincinnati Ohio, 45249 and LIGHT TOUCH VEIN & LASER, INC., an Ohio Corporation (hereinafter referred to as "LIGHT TOUCH") whose address is 10663 Montgomery Road, Cincinnati, Ohio, 45242.

     WHEREAS, INTRAM has purchased certain laser equipment and computer software as more particularly described in EXHIBIT "A", and

     WHEREAS, LIGHT TOUCH desires to lease said equipment from INTRAM and INTRAM is agreeable to leasing said equipment to LIGHT TOUCH.

     NOW THEREFORE, the parties agree as follows:

1.  EQUIPMENT

     INTRAM hereby leases to LIGHT TOUCH upon the terms and conditions set forth herein, the equipment more particularly described as EXHIBIT "A", attached hereto (hereinafter referred to as "EQUIPMENT").

2.  TERM

     The term of this Lease shall be thirty months (30) months commencing October 30, 1998, and ending April 13, 2001.

3.  RENT

     LIGHT TOUCH shall pay a base rent to INTRAM of One Hundred Eleven Thousand Six

Hundred Thirty-three 90/100 Dollars ($111,633.90), payable in equal weekly installments of Eight Hundred Sixty-five and 38/100 Dollars ($865.38), plus sales tax, at a rate of six percent (6%), in the sum of Fifty-one and 92/100 Dollars ($51.92), for a total weekly payment of Nine Hundred Seventeen and 30/100 Dollars ($917.30), due and payable on each Friday of the week, with the first payment due and owing on October 30, 1998. A 10% penalty of Ninety-one and 73/100 Dollars ($91.73) shall be assessed should rent not be paid on or before the due date each week.

     Time is of the essence as to rent payments.

4.  SECURITY DEPOSIT

     A security deposit of Nine Hundred Seventeen and 30/100 Dollars ($917.30) shall be delivered to INTRAM at the signing of this Lease. INTRAM acknowledges receipt of said Security Deposit by its signature on this LEASE.

5. USE AND CARE OF EQUIPMENT

     LIGHT TOUCH shall not use or knowingly permit any part of the EQUIPMENT to be used for any unlawful purpose. LIGHT TOUCH shall keep the EQUIPMENT and every part thereof in a clean and wholesome condition and generally that it will, in all respects, and at all times, fully comply with all lawful health, fire and police regulations.

6. TAXES AND INSURANCE

     LIGHT TOUCH shall, at all times, insure the EQUIPMENT against fire, theft and damage during the term of this Lease.

     LIGHT TOUCH shall, at all times, carry liability insurance on EQUIPMENT, with a


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

policy limit of at least $1,000,000.00.

     INTRAM shall be named as an additional insured on the insurance coverage.

     LIGHT TOUCH shall provide proof of insurance and provide proof to INTRAM that insurance is in full force and effect.

     LIGHT TOUCH shall assume and be responsible for any and all taxes, including, but not limited to the personal property tax, on EQUIPMENT.

7. REPAIRS, MAINTENANCE AND MODIFICATIONS

     LIGHT TOUCH covenants and agrees at its own expense, to keep the EQUIPMENT in good repair, order and condition at all times. LIGHT TOUCH will commit no waste to the EQUIPMENT.

     LIGHT TOUCH shall make no modifications to EQUIPMENT without the written consent of INTRAM.

     LIGHT TOUCH shall allow INTRAM to inspect the EQUIPMENT. LIGHT TOUCH shall provide INTRAM with a 24-hour notice of its desire to inspect EQUIPMENT.

8. ASSIGNMENT

     This Lease shall be non-assignable by LIGHT TOUCH. LIGHT TOUCH shall not sublet the EQUIPMENT.

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

9. DEFAULT

     A. Events of Default. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by LIGHT TOUCH, which, if not cured within any applicable time permitted for cure hereinbelow, shall give rise to INTRAM remedies set forth in Paragraph 10.

          (i) Failure by LIGHT TOUCH to make any payment of rent or any other payment required to be made by LIGHT TOUCH hereunder, as and when due, where such failure shall continue for a period of fifteen (15) days after written notice given by INTRAM; or

          (ii) Failure by LIGHT TOUCH to observe or perform any of the covenants, conditions, or provisions of this Lease to be observed or performed by LIGHT TOUCH, other than described in paragraph (a) above, where such failure shall continue for a period of fifteen (15) days after written notice thereof from INTRAM to LIGHT TOUCH; provided, however that if the nature of LIGHT TOUCH'S default is such that more than fifteen (15) days are reasonably required for its cure, then LIGHT TOUCH shall not be deemed to be default if LIGHT TOUCH commenced such cure within such fifteen (15) day period and thereafter diligently prosecutes such cure to completion; or

          (iii) Filing by or against LIGHT TOUCH of a petition to have LIGHT TOUCH adjudged bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against

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                 LIGHT TOUCH, the same is dismissed within (60) days); or

          (iv) Appointment of a trustee or receiver to take possession of LIGHT TOUCH'S interest in this LEASE, and the appointment of such trustee or receiver is not vacated and possession restored to LIGHT TOUCH within thirty (30) days after such appointment; or

          (v) LIGHT TOUCH'S interest in this LEASE shall be sold under execution; or

          (vi) LIGHT TOUCH takes advantage, whether voluntarily or involuntarily, of a debtor relief proceeding under any present or future law, whereby the rent or any part hereof, is or proposed to be, reduced or payment deferred; or

          (vii) Making by LIGHT TOUCH of any general arrangement or assignment for the benefit of creditors; or

          (viii) Attachment, execution, or other judicial seizure of LIGHT TOUCH'S interest in this LEASE, if not satisfied or dissolved within ten (10) days after written notice from INTRAM to LIGHT TOUCH to obtain satisfaction thereof; or

          (ix) LIGHT TOUCH'S insolvency or admission of an inability to pay its debts as they mature.

     The notice and cure periods herein are in lieu of, and not in addition to, any notice of cure periods as provided by law.

10. REMEDIES

     INTRAM shall have all remedies available to it upon default of any of the terms and conditions of this LEASE as provided by Ohio law.

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     Included in these remedies is the right of INTRAM to, upon default of any payments envisioned under this LEASE, be permitted to removed all EQUIPMENT without delay and LIGHT TOUCH will not interfere with such removal. Should INTRAM be forced to employ legal representation or costs to effect its remedies, LIGHT TOUCH shall be responsible to pay all costs, included but not limited to attorney's fees.

     Additionally, LIGHT TOUCH agrees that upon its default of any terms and conditions of this LEASE, it will assign and transfer the Softlight License Agreement entered into between LIGHT TOUCH and Thermolase Corporation, dated 10/7/98, to INTRAM, or its successors and assigns.

     IN WITNESS WHEREOF, the parties have hereunto set their hands.

Witness:                           INTRAM INVESTMENT COMPANY

/s/ Kim L. Hartman                 BY:  /s/ Gregory F. Martini
------------------------------        --------------------------------
                                       Gregory F. Martini, President

/s/ Julie Crossley                 Date:  10-23-98
------------------------------          ------------------------------


Witness:                           LIGHT TOUCH VEIN & LASER, INC.

/s/ Kim L. Hartman                 BY: /s/ Colin C. Herd
------------------------------        --------------------------------
                                       Colin C. Herd, Director

Julie Crossley                     Date:  10-23-98
------------------------------          ------------------------------


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